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                                                                     EXHIBIT 5.1

                                        WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
                                                                 100 Park Avenue
                                                        New York, New York 10017
                                                              Tel (212) 922 2200
                                                              Fax (212) 922 1512

December 4, 2006

Teekay Offshore Partners L.P.
Bayside House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas



TEEKAY OFFSHORE PARTNERS L.P. - REGISTRATION STATEMENT ON FORM F-1


Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands ("MARSHALL ISLANDS LAW") for Teekay Offshore Partners L.P. (the "PARTNERSHIP") in connection with the preparation of a Registration Statement on Form F-1 (the "REGISTRATION STATEMENT") to be filed by the Partnership with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations thereunder, with respect to the issuance and sale by the Partnership of up to 7,000,000 common units (the "COMMON UNITS") of the Partnership.

In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the form of the First Amended and Restated Agreement of Limited Partnership (the "PARTNERSHIP AGREEMENT") of the Partnership, (ii) the form of the Company's Registration Statement and the prospectus (the "PROSPECTUS") included therein, (iii) the form of the underwriting agreement (the "UNDERWRITING AGREEMENT") to be executed among the Partnership, the representatives of the underwriters named therein, Teekay Shipping Corporation, Teekay Offshore GP L.L.C. (the "GENERAL PARTNER"), Teekay Offshore Operating GP L.L.C. and Teekay Offshore Operating L.P. relating to the issuance and sale of the Common Units, and (iv) originals, or copies certified to our satisfaction, of all such records of the Partnership, agreements and other documents, certificates of public officials, officers and representatives of the Partnership, the General Partner and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (b) the accuracy of the factual representations made to us by officers and other representatives of the Partnership and the General Partner, whether evidenced by certificates or otherwise. In addition, for purposes of our opinion below, we have assumed due execution and delivery of the Partnership Agreement and the Underwriting Agreement by the parties

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Teekay Offshore Partners L.P.
December 4, 2006                                                          Page 2



thereto substantially in the form examined by us, the filing by the Company with the SEC of the Registration Statement and Prospectus substantially in the form examined by us, and the declaration by the SEC of the effectiveness of such Registration Statement.

This opinion is limited to Marshall Islands Law and is as of the effective date of the Registration Statement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that when issued and delivered against payment therefor in accordance with the terms of the Partnership Agreement, the Underwriting Agreement and the Registration Statement and Prospectus, the Common Units will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,


/s/  Watson, Farley & Williams (New York) LLP
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WATSON, FARLEY & WILLIAMS (NEW YORK) LLP